Exhibit 99.1

THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS

ABBREVIATED FINANCIAL STATEMENTS

April 30, 2022

(With Independent Auditors' Report Thereon)

Report of Independent Auditors

The Board of Directors of The J. M. Smucker Company

Opinion

We have audited the accompanying abbreviated financial statements of The J. M. Smucker Company Divested Pet Foods Business (the “Company”), which comprise the statement of assets acquired and liabilities assumed as of April 30, 2022, and the related statement of revenue and direct operating expenses for the year then ended, and the related notes (the “abbreviated financial statements”).

In our opinion, the accompanying abbreviated financial statements present fairly, in all material respects, the assets acquired and liabilities assumed as of April 30, 2022, and the revenue and direct operating expenses for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Abbreviated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 1 to the abbreviated financial statements, which describes that the accompanying abbreviated statement of assets acquired and liabilities assumed and the statement of revenues and direct operating expenses were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s assets, liabilities, revenues, and expenses. As a result, the abbreviated financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the abbreviated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the abbreviated financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the abbreviated financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the historical summaries.

Report of Independent Auditors

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the abbreviated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/Ernst & Young LLP
Akron, Ohio
May 8, 2023

THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS
Statement of Assets Acquired and Liabilities Assumed

(Dollars in millions)	April 30, 2022
Assets:
Inventories	$152.9
Property, plant, and equipment – net	161.3
Operating lease right-of-use assets	0.1
Other intangible assets – net	369.6
Total assets	$683.9
Liabilities:
Current operating lease liabilities	$0.1
Current finance lease liabilities	0.2
Noncurrent finance lease liabilities	0.2
Total liabilities	0.5
Net assets	$683.4

See accompanying notes to abbreviated financial statements.

THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS
Statement of Revenue and Direct Operating Expenses

(Dollars in millions)	Year Ended April 30, 2022
Net sales	$1,454.0
Cost of products sold	1,144.5
Gross Profit	309.5
Selling, distribution, and administrative expenses	233.3
Amortization	21.3
Other intangible asset impairment charge	150.4
Other operating expense (income) – net	3.1
Operating Loss	$98.6

See accompanying notes to abbreviated financial statements.

THE J. M. SMUCKER COMPANY DIVESTED PET FOODS BUSINESS
Notes to Abbreviated Financial Statements
April 30, 2022
(Dollars in millions)

NOTE 1: DESCRIPTION OF BUSINESS

The J. M. Smucker Company ("Smucker" or "Parent") entered into an Asset Purchase Agreement (the "Agreement") with Post Holdings, Inc. (the "Buyer"), which provides for the sale of certain assets pertaining to several of Smucker's pet food brands ("the Divested Pet Foods Business"). The sale closed on April 28, 2023. The transaction included the Rachael Ray Nutrish, 9Lives, Kibbles 'n Bits, Nature's Recipe, and Gravy Train brands, as well as our private label pet food business, inclusive of certain trademarks and licensing agreements, dedicated manufacturing and distribution facilities in Bloomsburg, Pennsylvania, manufacturing facilities in Meadville, Pennsylvania, and Lawrence, Kansas, and approximately 1,100 employees who support these pet food brands. The operating results of the Divested Pet Foods Business were primarily included within Smucker's U.S. Retail Pet Foods segment. The accompanying statements for the Divested Pet Foods Business present the assets acquired and liabilities assumed as of April 30, 2022, and the revenue and direct operating expenses for the year ended April 30, 2022.

The accompanying Statement of Assets Acquired and Liabilities Assumed and the Statement of Revenue and Direct Operating Expenses of the Divested Pet Foods Business were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Divested Pet Foods Business' assets, liabilities, equity, revenues, expenses, and cash flows.

NOTE 2: ACCOUNTING POLICIES

Basis of Presentation: The Statement of Revenue and Direct Operating Expenses of the Divested Pet Foods Business was derived from Smucker's historical accounting records, which are maintained in accordance with U.S. generally accepted accounting principles ("GAAP"). The Statement of Revenue and Direct Operating Expenses is not intended to be a complete presentation of the results of operations as if the Divested Pet Foods Business had operated independently during the period presented. Further, Smucker does not represent that the results as presented are indicative of the results of operations that would have been achieved if the Divested Pet Foods Business had operated as a separate, stand-alone entity as of or for the period presented, nor are they indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below. Certain expenses, such as corporate and administrative, are not tracked or monitored in a manner that would enable the development of full financial statements. Such costs include, but are not limited to, general overhead costs, such as costs related to corporate human resources, accounting, legal, other administrative services, interest income or expense, and income taxes. As such, only costs directly related to the revenue-generating activities of the Divested Pet Foods Business are included in these abbreviated financial statements as permitted by Rule 3-05 of Regulation S-X. The Statement of Revenue and Direct Operating Expenses includes allocations of certain costs directly related to revenue-generating activities as discussed in the policies below.
Management believes that the allocations are reasonable.

The Statement of Assets Acquired and Liabilities Assumed includes only the assets and liabilities of the Divested Pet Foods Business to be acquired by the Buyer pursuant to the Agreement. Certain assets and liabilities of the Divested Pet Foods Business will not be sold per the terms of the Agreement, and therefore, are not included in the Statement of Assets Acquired and Liabilities Assumed including, but not limited to, accounts receivable and accounts payable. Outside of lease liabilities, no other liabilities, contingent or otherwise, were assumed by the Buyer.

Under Smucker's centralized cash management system, cash requirements of the Divested Pet Foods Business are provided directly by Smucker, and cash generated by the Divested Pet Foods Business is remitted directly to Smucker. Transaction systems (i.e., payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized Smucker organizations. Smucker also provides centralized sales, order management, billing, credit, and collection functions to the Divested Pet Foods Business. These functions are operated on a regional basis and are customer focused rather than business or product focused. Transaction systems (e.g., billing, accounts receivable, and cash application) used to account for cash receipts are also provided by centralized Smucker organizations outside the defined scope of the Divested Pet Foods Business. These systems are not designed to track the detail of operating, financing, or investing cash flows necessary to separately disclose these activities related to the Divested Pet Foods Business. All cash flow requirements of the Divested Pet Foods Business were historically funded by Smucker, and cash management functions provided by centralized Smucker organizations. To the extent available, select information pertaining to the operating cash flows of the Divested Pet Foods Business have been included within the notes to the abbreviated financial statements. There were no significant cash flows related to investing or financing activities.

Use of Estimates: The preparation of the abbreviated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Further, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Divested Pet Foods Business had been operated as a separate entity, or the future results of the Divested Pet Foods Business.

Inventories: Inventories are stated at the lower of cost or market, with market being defined as net realizable value, less costs to sell. Cost for all inventories is determined using the first-in, first-out method applied on a consistent basis. The cost of finished products and work-in process inventory includes materials, direct labor, and overhead.

Property, Plant, and Equipment: Property, plant, and equipment is recognized at cost and is depreciated on a straight-line basis over the estimated useful life of the asset (3 to 20 years for machinery and equipment, 1 to 7 years for capitalized software costs related to software that we have purchased or has been licensed to us, and 5 to 40 years for buildings, fixtures, and improvements). Included in property, plant, and equipment are certain manufacturing assets located at the manufacturing and distribution facilities in Bloomsburg, Pennsylvania, and the manufacturing facilities in Meadville, Pennsylvania, and Lawrence, Kansas.

The Divested Pet Foods Business' long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. There are no events or changes in circumstances of which Smucker is aware of that indicate the carrying value of the Divested Pet Foods Business long-lived assets was not recoverable as of April 30, 2022.

Leases: The Divested Pet Foods Business has finance and operating lease agreements. Leases with a term of 12 months or less are not recognized on the Statement of Assets Acquired and Liabilities Assumed. Instead, the related lease expense is expensed on a straight- line basis over the lease term. Although the majority of the right-of-use asset and lease liability balances of the Divested Pet Foods Business consist of leases with renewal options, generally it is not reasonably certain they will be exercised, and therefore, the optional periods do not typically impact the lease term. Certain leases also include termination provisions or an option to purchase the leased property. Since we are not reasonably certain that these types of options will be exercised, minimum lease payments do not include any amounts related to these termination or purchase options. The lease agreements generally do not contain residual value guarantees or restrictive covenants that are material.

It is determined if an agreement is or contains a lease at inception by evaluating whether an identified asset exists that Smucker controls over the term of the arrangement. A lease commences when the lessor makes the identified asset available for use. In general, the lease and non-lease components are accounted for as a single lease component. Minimum lease payments do not include variable lease payments other than those that depend on an index or rate.

For the majority of the leases, the interest rate implicit in the lease cannot be readily determined, so the Parent's incremental borrowing rate is utilized to present value lease payments using information available at the lease commencement date. The current economic environment and the Parent's credit rating are considered in determining this collateralized rate.

Lease expense for the manufacturing and distribution facilities in Bloomsburg, Pennsylvania, and the manufacturing facilities in Meadville, Pennsylvania, and Lawrence, Kansas totaled $1.0, of which operating lease costs were $0.1, finance lease costs were $0.2, variable lease costs were $0.2, and short-term lease costs were $0.5 in 2022.

Intangible Assets: Other indefinite-lived intangible assets are not amortized but are reviewed at least annually for impairment. Smucker conducts an annual test for impairment of other indefinite-lived intangible assets as of February 1 each year, or more often if events or circumstances occur that would more likely than not reduce the fair value of an indefinite-lived intangible asset below its carrying value.

Finite-lived intangible assets are amortized over a straight-line basis over their estimated useful lives, which are evaluated on an annual basis. For additional information, refer to Note 6: Other Intangible Assets.

Revenue Recognition: We recognize revenue when obligations under the terms of a contract with a customer have been satisfied. This occurs when control of our products transfers, which typically takes place upon delivery to or pick up by the customer.

Transaction price is based on the list price included in our published price list, which is then reduced by the estimated impact of variable consideration, such as trade marketing and merchandising programs, discounts, unsaleable product allowances, returns, and similar items, in the same period that the revenue is recognized. To estimate the impact of these costs, we consider customer contract provisions, historical data, and our current expectations.

Trade marketing and merchandising programs support our products and consist of various promotional activities conducted through retailers, distributors, or directly with consumers, including in-store display and product placement programs, price discounts, coupons, and other similar activities. The costs of these programs are recorded based upon volume and classified as a reduction of sales. The estimates of these costs for promotional programs are regularly reviewed and revised, when deemed necessary, based on estimates of what will be redeemed by retailers, distributors, or consumers. These estimates are made using various techniques, including historical data on performance of similar promotional programs.

Cost of Products Sold: Cost of products sold includes direct variable and fixed costs of materials, labor, overhead, and transportation costs, which relate to the costs incurred to ship the products.

Selling, Distribution, and Administrative ("SD&A") Expenses: In general, SD&A activity is expensed as incurred and includes costs related to marketing, advertising, selling, distribution, and general and administrative activities, which are associated with the revenue-generating activities of the Divested Pet Foods Business. General and administrative expenses primarily include corporate headquarter-related costs, as well as other facility and service-related costs shared by the Divested Pet Foods Business with other Parent businesses. SD&A expenses are allocated based on their respective underlying cost driver.

Shipping and Handling Costs: Transportation costs included in cost of products sold relate to the costs incurred to ship our products. Distribution costs are included in SD&A expenses and primarily relate to the warehousing costs incurred to store our products. Total distribution costs recorded within SD&A were $84.4 in 2022.

Advertising Expense: Advertising costs are expensed as incurred. Advertising expense was $22.6 in 2022.

Research and Development Costs: Research and development ("R&D") costs are expensed as incurred and are included in SD&A in the Statement of Revenue and Direct Operating Expenses. R&D costs include expenditures for new and existing product and manufacturing process innovations, which are comprised primarily of internal salaries and wages, consulting, testing, and other supplies attributable to time spent on R&D activities. Total R&D expense was $11.3 in 2022.

Foreign Currency Translation: The Divested Pet Foods Business has operations outside of the U.S. with the Parent which are primarily denominated in Canadian currency. Revenue and expenses are translated by the Parent to U.S. dollars using the average rate throughout the periods covered in the abbreviated financial statements.

NOTE 3: REVENUE

The Divested Pet Foods Business primarily includes the domestic sales of Rachael Ray Nutrish, 9Lives, Kibbles 'n Bits, Nature's Recipe, and Gravy Train branded products.

The long-lived assets of the Divested Pet Foods Business are situated in the U.S. The following table presents geographical information related to the net sales of the Divested Pet Foods Business.

Year Ended April 30, 2022
Net sales:
United States	$1,431.6
All other international	22.4
Total net sales	$1,454.0

NOTE 4: INVENTORIES

The components of inventories are as follows:

April 30, 2022
Finished products	$101.5
Raw materials	51.4
Total inventory	$152.9

Work-in-process inventory is included in finished products and was $3.2 at April 30, 2022.

NOTE 5: PROPERTY, PLANT, AND EQUIPMENT

The components of property, plant, and equipment – net are as follows:

April 30, 2022
Land and land improvements	$7.3
Buildings and fixtures	53.4
Machinery and equipment	214.9
Construction in progress	18.2
Gross property, plant, and equipment	293.8
Less: Accumulated depreciation	(132.5)
Total property, plant and equipment	$161.3

Depreciation expense of $22.1 in 2022, was primarily included in cost of products sold in the Statement of Revenue and Direct Operating Expenses.

NOTE 6: OTHER INTANGIBLE ASSETS

The following table summarizes other intangible assets and the related accumulated amortization and impairment charges.

	April 30, 2022
	Acquisition Cost	Accumulated Amortization	Impairment Charges	Net
Finite-lived intangible assets subject to amortization:
Trademarks	$512.6	$(100.1)	$(150.4)	$262.1
Licensing agreement	128.0	(20.5)	—	107.5
Total intangible assets subject to amortization	$640.6	$(120.6)	$(150.4)	$369.6

Amortization expense for finite-lived intangible assets was $21.3 in 2022. The weighted-average useful lives of trademarks and the licensing agreement is 15 and 25 years, respectively. The weighted-average useful life of total finite-lived intangible assets is 18 years. Based on the carrying value of intangible assets subject to amortization at April 30, 2022, total estimated amortization expense for each of the next five years is $29.2.

During the third quarter of 2022, Smucker made certain strategic decisions related to its U.S. Retail Pet Foods segment which resulted in reallocation of resources between brands in support of Smucker's growth strategies. As a result, Smucker performed an interim impairment review which resulted in an impairment charge of $150.4 related to the Rachael Ray Nutrish brand, primarily driven by the repositioning of this brand within Smucker's U.S. Retail Pet Foods brand portfolio, which led to a decline in the current and long- term net sales expectations and the royalty rate used in the valuation analysis. This charge was included as a noncash charge in the Statement of Revenue and Direct Operating Expenses. Additionally, Smucker reassessed the long-term strategic expectations for the Rachael Ray Nutrish brand and reclassified this brand as a finite-lived intangible asset as of January 31, 2022.

NOTE 7: RELATIONSHIP WITH PARENT

Historically, the Divested Pet Foods Business has been managed and operated as a business of the Parent. Accordingly, certain direct and allocable operating expenses have been recorded to the Divested Pet Foods Business and reflected as expenses in the Statement of Revenue and Direct Operating Expenses. Management considers the allocation methodologies used to be reasonable and appropriate reflections of historical expenses of the Parent attributable to the Divested Pet Foods Business for purposes of the abbreviated financial statements; however, the expenses reflected in the Statement of Revenue and Direct Operating Expenses may not be indicative of the actual expenses that would have been incurred during the period presented if the Divested Pet Foods Business historically operated as a separate, standalone entity. In addition, the expenses reflected in the Statement of Revenue and Direct
Operating Expenses exclude certain expenses such as, but not limited to, general overhead costs, such as costs related to corporate human resources, accounting, legal, other administrative services, and income taxes.

Throughout the period covered by the abbreviated financial statements, the Divested Pet Foods Business produced finished goods for the Parent business. Related party sales to the Parent was $83.8 and related party cost of products sold was $83.8 in 2022. The Divested Pet Foods Business also purchased finished goods from the Parent. Related party cost of products purchased from the Parent was $227.6 in 2022.

Throughout the period covered by the abbreviated financial statements, the Divested Pet Foods Business stored and distributed the Parent's products in its warehouses. Distribution costs associated with the Parent's products were $4.9 in 2022 and were offset with a contra expense of an equal amount.

NOTE 8: SUBSEQUENT EVENT

Subsequent events have been evaluated through May 8, 2023, the date these abbreviated financial statements were issued.